UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 31, 2014
ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On July 31, 2014, Ashland Inc. (“Ashland”) completed the previously announced sale of its water technologies business conducted by the segment of Ashland known as “Ashland Water Technologies” to an entity formed and controlled by an affiliate of Clayton, Dubilier & Rice, LLC pursuant to the terms of the Sale and Asset Purchase Agreement, dated February 18, 2014, as amended from time to time, by and between Ashland and Solenis International, L.P. (f/k/a CD&R Seahawk Bidco, LLC).  The pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

Set forth below is the pro forma financial information relating to the completed sale described above that is required to be filed as part of this Form  8-K:

(b)        Pro Forma Financial Information

Unaudited condensed pro forma consolidated balance sheet as of June 30, 2014 and unaudited condensed pro forma statements of consolidated income for the nine months ended June 30, 2014 and the years ended September 30, 2013, September 30, 2012 and September 30, 2011 are filed as Exhibit 99.1 and incorporated by reference herein.

(d)       Exhibits

99.1    Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

August 6, 2014	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Pro Forma Financial Information.